UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report – June 10, 2005

(Date of earliest event reported)

PENN NATIONAL GAMING, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-24206	23-2234473
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification
Number)

825 Berkshire Blvd., Suite 200, Wyomissing Professional Center, Wyomissing, PA 19610
(Address of principal executive offices)		(Zip Code)

Area Code (610) 373-2400
(Registrant’s telephone number)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Employment Agreements with Certain Executives

On June 10, 2005, Penn National Gaming, Inc. (the “Company”) entered into employment agreements with William J. Clifford, Chief Financial Officer and Senior Vice President, Finance and Jordan B. Savitch, Senior Vice President and General Counsel (together, the “Executives”).  The agreements each have an initial term of three years and automatically renew for three year periods unless either party gives written notice of the desire to terminate at least 60 days prior to the renewal date.  The agreements set a base salary, which shall be reviewed annually and is subject to increase by the Board or the Compensation Committee, and provide for additional compensation, including equity compensation and bonuses as may be awarded from time to time by the Compensation Committee, and certain other benefits, including health and vacation benefits.  The Executives’ base salaries for 2005 are as follows:

Name	2005 Base Salary
William J. Clifford	$500,000
Jordan B. Savitch	$365,000

If an Executive is terminated without “Cause” (as defined in the agreement) or due to death or total disability or the Company fails to renew the agreement, the Executive will be entitled to receive the product of the sum of the highest monthly base salary and monthly bonus value (determined by dividing his annual bonus by twelve) the Executive received during the two years prior to termination multiplied by the greater of 24 months or the number of months left in the employment term (the “Severance Term”).  Also, during the Severance Term, the Executive will continue to receive health benefits coverage and he will become a non-executive employee of the Company so his options will continue to vest.  In the event of a Change in Control (as defined in the agreement), the Executive is entitled to receive a cash payment equal to three times the sum of the highest annual base salary he received during the past two years and highest annual bonus the Executive received with respect to the last two calendar years.  Three quarters of this Change of Control payment is due on the effective date of the Change of Control and the balance is due on the 90th day thereafter.  If the Executive is entitled to receive any payments upon termination or Change of Control pursuant to the employment agreement or under any plan or arrangement providing for payments under similar circumstances and any of such payments result in excise tax under the Internal Revenue Code, then the Executive is entitled to a gross-up payment so that the net amount he retains will be equal to his payment or payments less ordinary and normal taxes (but not less the excise tax).

The Executives’ employment agreements also include non-compete and non-solicitation clauses and prohibit the disclosure of confidential information of the Company.

The employment agreements with Messrs. Clifford and Savitch are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated June 10, 2005 between Penn National Gaming, Inc. and William J. Clifford.

10.2	Employment Agreement dated June 10, 2005 between Penn National Gaming, Inc. and Jordan B. Savitch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 16, 2005	Penn National Gaming, Inc.

	By:	/s/Robert S. Ippolito
Robert S. Ippolito
Vice President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated June 10, 2005 between Penn National Gaming, Inc. and William J. Clifford.

10.2	Employment Agreement dated June 10, 2005 between Penn National Gaming, Inc. and Jordan B. Savitch.